Exhibit 10.1
LETTER OF CREDIT REIMBURSEMENT AGREEMENT
Dated as of November 30, 2007
     THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this “Agreement”) is between CONSUMERS ENERGY COMPANY (the “Company”) and THE BANK OF NOVA SCOTIA (the “Bank”).
     The Company has requested, and the Bank has agreed to grant, a secured letter of credit facility on the terms and subject to the conditions set forth in this Agreement. Accordingly, the Company and the Bank agree as follows:
SECTION 1. DEFINITIONS AND INTERPRETATION.
     1.1 Definitions. In addition to the terms defined in the preamble, as used herein, (a) the terms set forth below shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms) and (b) other capitalized terms not defined herein have the respective meanings set forth in the Credit Agreement referred to below:
     Bond Delivery Agreement means a bond delivery agreement whereby the Bank, among other things, acknowledges delivery of the Bonds, substantially in the form of Exhibit B.
     Bonds means a series of interest-bearing First Mortgage Bonds created under the Supplemental Indenture issued in favor of, and in form and substance satisfactory to, the Bank.
     Business Day means any day on which the Bank’s main office in New York, New York is open for the transaction of commercial banking business (including the issuance of, and receipt of drawings under, letters of credit).
     Collateral Account means a special, interest-bearing account maintained (pursuant to arrangements satisfactory to the Bank) at the Bank’s office at the address specified pursuant to Section 11.2, which account shall be in the name of the Company but under the sole dominion and control of the Bank.
     Commitment means the commitment of the Bank to issue Letters of Credit hereunder.
     Commitment Amount means $200,000,000, as reduced from time to time in accordance with the terms hereof.
     Commitment Fee Rate — see Schedule 1.
     Credit Agreement means the Fourth Amended and Restated Credit Agreement dated as of March 30, 2007 among the Company, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified or waived after the date hereof but without giving effect to any termination thereof.
     Default means any event described in Section 10.1.

     Designated Covenant means each covenant of the Company set forth in Articles VI through VIII of the Credit Agreement (excluding Sections 6.5, 6.6, 6.8 and 6.10 of the Credit Agreement), together with all definitions related thereto.
     Expiration Date means the date that is 364 days after the date hereof, as such date may be extended pursuant to Section 2.6.
     FMB Release Date means the date on which the Bonds are released pursuant to Section 11.12.
     Letter of Credit — see Section 2.1.
     Letter of Credit Application — see Section 2.2.
     LC Commission Fee Rate — see Schedule 1.
     Liabilities means all obligations of the Company to the Bank and its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, arising out of or in connection with the Letters of Credit, this Agreement or the other Transaction Documents.
     Prime Rate means a rate per annum equal to the prime rate of interest announced from time to time by the Bank (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.
     Stated Amount means, with respect to any Letter of Credit, the sum of (i) the maximum aggregate amount available for drawing under such Letter of Credit under any and all circumstances and (ii) the unpaid principal amount of all reimbursement obligations in respect of drawings under such Letter of Credit.
     Supplemental Indenture means a supplemental indenture substantially in the form of Exhibit A.
     Termination Date means the earlier to occur of (a) the Expiration Date and (b) such other date on which the Commitment Amount shall be reduced to zero pursuant to Section 4 or the Commitment shall be terminated pursuant to Section 10.
     Transaction Documents means this Agreement, each Letter of Credit Application, the Supplemental Indenture, the Bond Delivery Agreement, the Bonds and each other instrument or document delivered in connection herewith.
     Unmatured Default means any event that if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute a Default.
     1.2 Other Interpretive Provisions, (a) The term “including” is not limiting and means “including without limitation.” (b) Unless otherwise provided herein, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation shall be construed to include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.
SECTION 2. COMMITMENT OF THE BANK; LETTER OF CREDIT PROCEDURES.
     2.1 Commitment. The Bank hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit denominated in U.S. dollars (each, a “Letter of Credit”) and to renew, extend, increase, decrease or otherwise modify Letters of Credit (“Modify,” and each such action a “Modification”), from time to time from and including the date hereof and prior to the Termination Date upon the request of the Company; provided that the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the Commitment Amount. No Letter of Credit shall (x) be issued later than 30 days prior to the scheduled Termination Date, (y) have an expiry date later than the fifth Business Day prior to the scheduled Termination Date (unless the Company agrees on writing on the date of issuance (or, if applicable, the date of the Modification extending the expiry date thereof) of such Letter of Credit to, and the Company does, on or prior to such fifth preceding Business Day, deliver cash to the Bank for deposit in the Collateral Account in an amount equal to an amount equal to not less than 105% of the outstanding Stated Amount of such Letter of Credit) or (z) provide for time drafts.
     2.2 Notice. Subject to Section 2.1, the Company shall give the Bank notice prior to 12:00 noon (New York time) at least three Business Days (or such lesser number of days as the Bank may agree in any particular instance) prior to the proposed date of issuance or Modification of a Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. The issuance or Modification by the Bank of any Letter of Credit shall, in addition to the conditions precedent set forth in Section 9, be subject to the condition precedent that such Letter of Credit shall be satisfactory to the Bank and that the Company shall have executed and delivered an application therefor on the Bank’s customary form for the type of Letter of Credit requested (each a “Letter of Credit Application”). In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.
     2.3 Reimbursement. Upon receipt of a demand for payment from the beneficiary of a Letter of Credit, the Bank shall promptly notify the Company as to the amount to be paid by the Bank as a result of such demand and the proposed payment date (the “LC Payment Date”). The Bank’s sole responsibility to the Company upon any such demand shall be to determine that the documents delivered under the applicable Letter of Credit in connection with such demand are in conformity in all material respects with the requirements of such Letter of Credit. The Company shall be irrevocably and unconditionally obligated to reimburse the Bank on the applicable LC Payment Date for any amounts to be paid by the Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that the Company shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company to the extent, but only to the extent, caused by (i) the gross negligence or willful misconduct of the Bank in determining whether a demand presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the Bank’s failure to pay under any Letter of Credit issued after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. If the Company fails to reimburse the Bank in full for any drawing under a Letter of Credit on the applicable LC Payment Date, the unpaid principal amount of such reimbursement obligation shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances under the Credit Agreement plus, beginning on the third Business Day after the LC Payment Date, 1%.
     2.4 Obligations Absolute. The Company’s obligations under this Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Bank or any beneficiary of a Letter of Credit. The Company further agrees with the Bank that the Bank shall not be responsible for, and the Company’s reimbursement obligation in respect of any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company or of any of its affiliates against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Bank under or in connection with a Letter of Credit and the related drafts and documents, if done without gross negligence and willful misconduct, shall be binding upon the Company and shall not put the Bank under any liability to the Company. Nothing in this Section 2.4 is intended to limit the right of the Company to make a claim against the Bank for damages as contemplated by the proviso to the second sentence of Section 2.3.
     2.5 Actions of the Bank. The Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.
     2.6 Extension of Expiration Date. Not earlier than 120 days prior to, nor later than 60 days prior to, the initial Expiration Date (the “Initial Expiration Date”), the Company may request that the Bank (in its sole discretion) extend the Initial Expiration Date for an additional 364 days. If the Bank agrees to so extend the Initial Expiration Date (which agreement may be conditioned upon the payment of an extension fee to be agreed to by the Company and the Bank), the Expiration Date shall be extended for an additional 364 days effective as of the Initial Expiration Date.
     2.7 Indemnification. The Company hereby agrees to indemnify and hold harmless the Bank and its directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, reasonable costs or expenses that the Bank may incur (or that may be claimed against the Bank by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses (“indemnified liabilities”) that the Bank may incur by reason of or on account of the Bank issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Bank, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify the Bank for indemnified liabilities to the extent it is determined in a final non-appealable judgment by a court of competent jurisdiction that such indemnified liabilities arose out of an event described in the proviso to the second sentence of Section 2.3.
     2.8 Evidence. The obligation of the Company to repay the Liabilities shall be evidenced by one or more Bonds.
SECTION 3. FEES.
     3.1 Commitment and LC Commission Fees. The Company agrees to pay the Bank (a) a commitment fee in an amount equal to the Commitment Fee Rate in effect from time to time on the daily remainder of (i) the Commitment Amount and (ii) the Stated Amount of all Letters of Credit and (b) a letter of credit commission fee in an amount equal to the LC Commission Fee Rate in effect from time to time on the daily Stated Amount of each Letter of Credit, in each case for the period from the date of issuance of such Letter of Credit to the date such Letter of Credit expires or otherwise terminates; provided that, at any time any Default exists, the Bank may, by written notice to the Company, increase the rate per annum for the commitment fee and/or the letter of credit commission fee by 1.0% (which increased rate shall, unless otherwise agreed by the Bank, remain effective until the first date on which no Default exists). Such fees shall be computed for the actual number of days elapsed on the basis of a 360-day year and payable in arrears on the last day of each calendar quarter and on the Termination Date (and, if applicable, thereafter on demand), in each case for the period then ended for which such fees have not previously been paid.
     3.2 Issuance Fees. The Company agrees to pay to the Bank (i) an issuance fee of $100 for each Letter of Credit, payable not more than 30 days following delivery by the Bank of an invoice therefor, (ii) if at any time any other financial institution holds a risk participation in all or any portion of a Letter of Credit, a fronting fee of 12.5 basis points per annum of the face amount of such Letter of Credit, payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date (and thereafter, if applicable, on demand), and (iii) documentary and processing charges in connection with the issuance or modification of and draws under any Letter of Credit in accordance with the Bank’s standard schedule for such charges as in effect from time to time.
SECTION 4. REDUCTIONS OF THE COMMITMENT AMOUNT. The Company may from time to time, upon not less than five Business Days’ prior written notice to the Bank, permanently reduce the Commitment Amount to an amount that is not less than the Stated Amount of all Letters of Credit. Upon any such reduction in the Commitment Amount, the Bank shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 8.2.
SECTION 5. SECTION 6 MAKING OF PAYMENTS.
     5.1 Making of Payments. All amounts payable by the Company hereunder shall be paid in U.S. dollars in immediately available funds to the Bank at its principal office in New York, New York not later than 2:30 p.m., New York time, on the date due, and funds received after such time shall be deemed to have been received by the Bank on the immediately following Business Day. The Company hereby authorizes the Bank to charge any account of the Company maintained with the Bank for (a) any reimbursement obligations that become due upon any drawing under a Letter of Credit and (b) each payment of fees or other amounts that are due and payable hereunder (but the failure of the Bank to charge any such account shall not affect the Company’s obligation to pay the Bank all amounts payable hereunder as such amounts become due).
     5.2 Due Date Extension. If any amount required to be paid hereunder becomes due on a date that is not a Business Day, then such amount shall be paid on the immediately following Business Day.
SECTION 6. YIELD PROTECTION.
     6.1 Yield Protection. The Company agrees to reimburse the Bank for any increase in the cost (including any increase in capital costs) to the Bank of, or any reduction in the amount of any sum receivable by the Bank in respect of, any Letter of Credit in accordance with the terms of Section 4.1 of the Credit Agreement as if such Section were set forth in full herein mutatis mutandis (it being understood that (a) any reference to the “Agent”, a “Bank” or an “L/C Issuer” shall be deemed to be a reference to the Bank, (b) any reference to a “Letter of Credit” shall be deemed to be a reference to a Letter of Credit and (c) any reference to “this Agreement” shall be deemed to be a reference to this Agreement).
     6.2 Bank Statements; Limitations on Demands; Survival. Each demand by the Bank pursuant to this Section 6 shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and a calculation of the amount being demanded. Determinations and statements of the Bank pursuant to this Section 6 shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the Bank shall not be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 90 days prior to the date upon which the Bank first notified the Company of the occurrence of the event entitling the Bank to such compensation (unless, and to the extent that, any such compensation so demanded relates to the retroactive application of any event so notified to the Company). The provisions of this Section 6 shall survive termination of this Agreement.
SECTION 7. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Agreement and to issue Letters of Credit hereunder, the Company represents and warrants that:
     7.1 Incorporation and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

     7.2 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents are within the Company’s corporate powers, have been duly authorized by all necessary corporate action and do not (a) violate the Company’s charter, bylaws or any applicable law, or (b) breach or result in an event of default under any indenture or material agreement, and do not result in or require the creation of any Lien upon or with respect to any of its properties (except the Lien of the Indenture securing the Bonds and any Lien in favor of the Bank on the Collateral Account or any funds therein).
     7.3 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Transaction Document, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission, which authorization has been obtained and is in full force and effect.
     7.4 Legally Enforceable Agreements. Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     7.5 Bonds. The issuance to the Bank of the Bonds to evidence the Liabilities (a) will not violate any provision of the Indenture or any other agreement or instrument, or any law or regulation, or judicial or regulatory order, judgment or decree, to which the Company or any of its Subsidiaries is a party or by which any of the foregoing is bound and (b) will, prior to the FMB Release Date, provide the Bank, as beneficial holder of the Bonds, the benefit of the Lien of the Indenture equally and ratably with the holders of other First Mortgage Bonds.
     7.6 Credit Agreement Representations and Warranties. Each of the representations and warranties of the Company set forth Sections 5.5 through 5.11, 5.13 and 5.14 of the Credit Agreement is true and correct in all material respects, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case it was true and correct as of such earlier date (it being understood that, for purposes hereof, all references in such provisions of the Credit Agreement, and in any related definitions, to (a) the “Agent” or the “Banks” shall be deemed to be references to the Bank and (b) a “Material Adverse Change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, (ii) the Company’s ability to perform its obligations under any Transaction Document or (iii) the validity or enforceability of any Transaction Document or the rights or remedies of the Bank thereunder.
SECTION 8. COVENANTS. The Company agrees that until the expiration or termination of the Commitment and thereafter until all Liabilities are paid in full in cash and all outstanding Letters of Credit are cancelled, have expired or are fully drawn, it will:

     8.1 Compliance with Designated Covenants. Comply with each Designated Covenant as if all such covenants were set forth in full herein, mutatis mutandis.
     8.2 Minimum Amount of Bonds. Beginning on the date hereof and continuing until the earlier of (i) the FMB Release Date and (ii) the date on which the Commitment and Letters of Credit have terminated and all Liabilities have been paid in full, cause the face amount of all Bonds to at all times be equal to or greater than the greater of (x) the Commitment Amount and (y) the sum of (A) the aggregate undrawn Stated Amount of all outstanding Letters of Credit plus (B) the aggregate unpaid amount of all reimbursement obligations under all Letters of Credit.
     8.3 Maintenance of Books and Records; Inspections. Keep adequate records and books of account, in which full and correct entries shall be made of all of its financial transactions and its assets and business so as to permit the Company and its Consolidated Subsidiaries to present financial statements in accordance with GAAP and, subject to any necessary approval from the Nuclear Regulatory Commission, at any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers.
     8.4 Notice of Default. As soon as practicable and in any event within five Business Days after becoming aware of the occurrence of any Default or Unmatured Default, a statement of a Designated Officer as to the nature thereof, and as soon as practicable and in any event within five Business Days thereafter, a statement of a Designated Officer as to the action which the Company has taken, is taking or proposes to take with respect thereto.
SECTION 9. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Bank to issue any Letter of Credit is subject to the following conditions precedent:
     9.1 Initial Letter of Credit. The obligation of the Bank to issue the initial Letter of Credit is, in addition to the conditions precedent specified in Section 9.2, subject to the condition precedent that the Bank shall have received all of the following, each duly executed and dated the date of issuance of such Letter of Credit (or such earlier date as shall be satisfactory to the Bank), in form and substance satisfactory to the Bank:
     (a) a copy of the Restated Articles of Incorporation of the Company, together with all amendments, certified by the Secretary or an Assistant Secretary of the Company, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation;
     (b) a copy, certified by the Secretary or an Assistant Secretary of the Company, of its bylaws and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Bank) authorizing the execution of the Transaction Documents;
     (c) an incumbency certificate, executed by the Secretary or an Assistant Secretary of the Company, which shall identify by name and title and bear the original or facsimile signature of the officers of the Company authorized to sign the Transaction Documents and the officers or other employees authorized to request Letters of Credit hereunder, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Company;
     (d) a certificate, signed by a Designated Officer of the Company, stating that on the date of such issuance (i) no Default or Unmatured Default has occurred and is continuing and (ii) each representation or warranty contained in Section 7 is true and correct;
     (e) the opinion letter of James E. Brunner, Esq., General Counsel of the Company, covering substantially the same matters as the corresponding opinion letter issued in connection with the Credit Agreement;
     (f) an executed Supplemental Indenture;
     (g) evidence satisfactory to the Bank of the issuance of the Bonds in the form set forth in the Supplemental Indenture and in an aggregate principal amount of $200,000,000 pursuant to the Bond Delivery Agreement; and
     (h) such other documents as the Bank may reasonably request.
     9.2 All Letters of Credit. The obligation of the Bank to issue each Letter of Credit is subject to the following further conditions precedent that (and the submission of a Letter of Credit Application pursuant to Section 2.2 shall constitute a representation and warranty by the Company that such conditions will be satisfied on the date of the issuance of such Letter of Credit):
     (a) no Default or Unmatured Default has occurred and is continuing or will result from the issuance of such Letter of Credit; and
     (b) the representations and warranties of the Company contained in Section 7 are true and correct as of the date of the issuance of such Letter of Credit, with the same effect as though made on such date.
SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT.
     10.1 Events of Default. Each of the following shall constitute a “Default” under this Agreement:
     10.1.1 Non-Payment of Liabilities, etc. The Company shall fail to pay (a) any reimbursement obligation within one day after the same becomes due, or (b) any interest or any fee or other Liability payable hereunder within five days after such interest, fee or other Liability becomes due and payable.
          10.1.2 Bankruptcy, Insolvency, etc. The Company: (a) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (b) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (c) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 consecutive days or more; or (d) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (e) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or (f) shall take any corporate action to authorize any of the actions set forth above in this Section 10.1.2.
          10.1.3 Non-Compliance with this Agreement. The Company fails to comply with or to perform any provision of this Agreement or any other Transaction Document (and not constituting a Default under any other provision of this Section 10) and continuance of such failure for 30 consecutive days after the earlier of (a) a Designated Officer obtaining knowledge of such breach and (b) written notice thereof by means of facsimile, regular mail or written notice delivered in person (or telephonic notice thereof confirmed in writing) having been given to the Company by the Bank.
          10.1.4 Warranties. Any representation or warranty made by the Company (or any of its officers) in this Agreement or any other Transaction Document or in any certificate, document, report, financial or other written statement furnished at any time pursuant to any Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.
          10.1.5 Cross-Default. Any “Event of Default” under and as defined in the Credit Agreement occurs.
     10.2 Effect of Default.
     (a) If any Default described in Section 10.1.2 shall occur, the Commitment (if it has not theretofore terminated) shall immediately terminate and all Liabilities shall immediately become due and payable upon demand (regardless of any provision hereof to the contrary); and in the case of any other Default, the Bank may (i) without presentment, demand or any other notice whatsoever, declare all Liabilities to be due and payable upon demand (regardless of any provision hereof to the contrary) and/or (ii) by notice to the Company, declare the Commitment (if it has not theretofore terminated) to be terminated, and the Company will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Bank an amount in immediately available funds, which funds shall be held in the Collateral Account, equal to the difference between (x) 105% of the Stated Amount of all Letters of Credit at such time and (y) the amount on deposit in the Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Liabilities (such difference, the “Collateral Shortfall Amount”).
     (b) If at any time while any Default is continuing, the Bank determines that the Collateral Shortfall Amount at such time is greater than zero, the Bank may make demand on the Company to pay, and the Company will, forthwith upon such demand and without any further notice or act, pay to the Bank the Collateral Shortfall Amount, which funds shall be deposited in the Collateral Account.

     (c) The Bank may, at any time or from time to time after funds are deposited in the Collateral Account, apply such funds to the payment of the Liabilities and any other amounts as shall from time to time have become due and payable by the Company to the Bank thereunder. The Company hereby pledges, assigns and grants to the Bank a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in the Collateral Account to secure the prompt and complete payment and performance of the Liabilities. The Bank will invest any funds on deposit from time to time in the Collateral Account in certificates of deposit of The Bank of Nova Scotia having a maturity not exceeding 30 days.
     (d) At any time while any Default is continuing, neither the Company nor any Person claiming on behalf of or through the Company shall have any right to withdraw any of the funds held in the Collateral Account. After all of the Liabilities have been indefeasibly paid in full, all Letters of Credit have expired or been terminated and the Commitment has been terminated, any funds remaining in the Collateral Account shall be returned by the Bank to the Company or paid to whomever may be legally entitled thereto at such time.
     (e) The Bank shall promptly advise the Company in writing of any declaration pursuant to clause (a)(i) above, but failure to do so shall not impair the effect of such declaration.
SECTION 11. GENERAL.
     11.1 Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     11.2 Notices. All notices and other communications provided to any party hereto under this Agreement shall be in writing (including by facsimile) and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and transmission is confirmed.
     11.3 Costs and Expenses; Indemnity; Taxes.
     (a) The Company shall reimburse the Bank for (a) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Bank) paid or incurred by the Bank in connection with the preparation, review, execution, delivery, syndication, distribution (including via the internet), amendment and modification of the Transaction Documents and (b) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Bank) paid or incurred by the Bank in connection with the collection and enforcement of the Transaction Documents. The Company further agrees to indemnify the Bank and its Affiliates, and the directors, officers, employees and agents of the foregoing (all of the foregoing, the “Indemnified Persons”), against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not an Indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Letter of Credit, any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Company or any Subsidiary or any Environmental Liability related in any way to the Company or any Subsidiary; provided that the Company shall not be liable to any Indemnified Person for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Person. Without limiting the foregoing, the Company shall pay any civil penalty or fine assessed by the Office of Foreign Assets Control against any Indemnified Person, and all reasonable costs and expenses (including reasonable fees and expenses of counsel to such Indemnified Person) incurred in connection with defense thereof, as a result of any breach or inaccuracy of the representation made in Section 5.14 of the Credit Agreement. The obligations of the Company under this Section shall survive the termination of this Agreement.
     11.4 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
     11.5 Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of New York except, in the case of a Letter of Credit, to the extent that such laws are inconsistent with the ISP (as defined below). Except as otherwise expressly provided in the applicable Letter of Credit or Letter of Credit Application, each Letter of Credit shall be subject to the International Standby Practices (the “ISP”) as most recently published by the International Chamber of Commerce. All obligations of the Company and rights of the Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.
     11.6 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     11.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.
     11.8 Successors and Assigns. This Agreement shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company, the Bank and the successors and assigns of the Bank.
     11.9 Waiver of Jury Trial. EACH OF THE COMPANY AND THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER

INSTRUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     11.10 Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, and agrees that any such action or proceeding may be brought in such courts. The Company (a) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth on the signature page hereof or at such other address of which the bank shall have been notified pursuant hereto, (c) agrees that nothing herein shall affect the right of the bank to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, consequential or punitive damages.
     11.11 USA Patriot Act. The Bank hereby notifies the Company that pursuant to requirements of the USA Patriot Act, the Bank is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Bank to identify the Company in accordance with the USA Patriot Act.
     11.12 Release of Bonds. The Bank will release the Bonds and deliver, at the Company’s expense, such documents to the Company or the trustee under the Indenture as the Company may reasonably require to evidence such release, upon written request by the Company accompanied by a certificate of a Designated Officer certifying that (a) no Default or Unmatured Default exists prior to or after giving effect to such release and (b) at least two of the three then current ratings of the Company’s senior unsecured long-term debt (without third-party credit enhancement) are as follows: (i) Baa2 or higher in the case of Moody’s, (ii) BBB or higher in the case of S&P and (iii) BBB or higher in the case of Fitch.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

CONSUMERS ENERGY COMPANY

By:	/s/ Laura L. Mountcastle
Name:	Laura L. Mountcastle
Title:	Vice President and Treasurer

One Energy Plaza
Jackson, MI 49201
Attention: Beverly S. Burger
Facsimile No.: (517) 788-0412
Telephone No.: (517) 788-2541
E-Mail Address: bsburger@cmsenergy.com

S-1

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director
One Liberty Plaza
New York, NY 10006
Attention: Kevin Kober
Facsimile No: (212) 225 5480
Telephone No: (212) 225 5186
E-Mail Address: Kevin_kober@scotiacapital.com

S-2

EXHIBIT A
[FORM OF SUPPLEMENTAL INDENTURE]
ONE HUNDRED SIXTH SUPPLEMENTAL INDENTURE
Providing among other things for
FIRST MORTGAGE BONDS,
2007-2 Collateral Series (Interest Bearing)

Dated as of November 30, 2007

CONSUMERS ENERGY COMPANY
TO
THE BANK OF NEW YORK,
TRUSTEE
Counterpart ____ of 80

     THIS ONE HUNDRED SIXTH SUPPLEMENTAL INDENTURE, dated as of November 30, 2007 (herein sometimes referred to as “this Supplemental Indenture”), made and entered into by and between CONSUMERS ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan, with its principal executive office and place of business at One Energy Plaza, in Jackson, Jackson County, Michigan 49201, formerly known as Consumers Power Company (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, with its corporate trust offices at 101 Barclay St., New York, New York 10286 (hereinafter sometimes referred to as the “Trustee”), as Trustee under the Indenture dated as of September 1, 1945 between Consumers Power Company, a Maine corporation (hereinafter sometimes referred to as the “Maine corporation”), and City Bank Farmers Trust Company (Citibank, N.A., successor, hereinafter sometimes referred to as the “Predecessor Trustee”), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the “Indenture”),
     WHEREAS at the close of business on January 30, 1959, City Bank Farmers Trust Company was converted into a national banking association under the title “First National City Trust Company”; and
     WHEREAS at the close of business on January 15, 1963, First National City Trust Company was merged into First National City Bank; and
     WHEREAS at the close of business on October 31, 1968, First National City Bank was merged into The City Bank of New York, National Association, the name of which was thereupon changed to First National City Bank; and
     WHEREAS effective March 1, 1976, the name of First National City Bank was changed to Citibank, N.A.; and
     WHEREAS effective July 16, 1984, Manufacturers Hanover Trust Company succeeded Citibank, N.A. as Trustee under the Indenture; and
     WHEREAS effective June 19, 1992, Chemical Bank succeeded by merger to Manufacturers Hanover Trust Company as Trustee under the Indenture; and
     WHEREAS effective July 15, 1996, The Chase Manhattan Bank (National Association), merged with and into Chemical Bank which thereafter was renamed The Chase Manhattan Bank; and
     WHEREAS effective November 11, 2001, The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York and the surviving corporation was renamed JPMorgan Chase Bank; and
     WHEREAS, effective November 13, 2004, the name of JPMorgan Chase Bank was changed to JPMorgan Chase Bank, N.A.; and
     WHEREAS, effective October 2, 2006, The Bank of New York assumed the rights and obligations of JPMorgan Chase Bank, N.A. under the Indenture; and

     WHEREAS the Indenture was executed and delivered for the purpose of securing such bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Indenture describes and sets forth the property conveyed thereby and is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and
     WHEREAS the Indenture has been supplemented and amended by various indentures supplemental thereto, each of which is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and
     WHEREAS the Company and the Maine corporation entered into an Agreement of Merger and Consolidation, dated as of February 14, 1968, which provided for the Maine corporation to merge into the Company; and
     WHEREAS the effective date of such Agreement of Merger and Consolidation was June 6, 1968, upon which date the Maine corporation was merged into the Company and the name of the Company was changed from “Consumers Power Company of Michigan” to “Consumers Power Company”; and
     WHEREAS the Company and the Predecessor Trustee entered into a Sixteenth Supplemental Indenture, dated as of June 4, 1968, which provided, among other things, for the assumption of the Indenture by the Company; and
     WHEREAS said Sixteenth Supplemental Indenture became effective on the effective date of such Agreement of Merger and Consolidation; and
     WHEREAS the Company has succeeded to and has been substituted for the Maine corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and
     WHEREAS effective March 11, 1997, the name of Consumers Power Company was changed to Consumers Energy Company; and
     WHEREAS, the Company has entered into a Letter of Credit Reimbursement Agreement dated as of November 30, 2007 (as amended or otherwise modified from time to time, the “Reimbursement Agreement”) with The Bank of Nova Scotia (the “Lender”) providing for the making of certain financial accommodations thereunder, and pursuant to such Reimbursement Agreement the Company has agreed to issue to the Lender, as evidence of and security for the Liabilities (as such term is defined in the Reimbursement Agreement), a new series of bonds under the Indenture; and
     WHEREAS, for such purposes the Company desires to issue a new series of bonds, to be designated First Mortgage Bonds, 2007-2 Collateral Series (Interest Bearing), each of which bonds shall also bear the descriptive title “First Mortgage Bond” (hereinafter provided for and hereinafter sometimes referred to as the “2007-2 Collateral Bonds”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rate per annum specified herein and are to mature on the Termination Date (as such term is defined in the Reimbursement Agreement); and
     WHEREAS, each of the registered bonds without coupons of the 2007-2 Collateral Bonds and the Trustee’s Authentication Certificate thereon are to be substantially in the following form, to wit:

[FORM OF REGISTERED BOND
OF THE 2007-2 COLLATERAL BONDS]
[FACE]
CONSUMERS ENERGY COMPANY
FIRST MORTGAGE BOND
2007-2 COLLATERAL SERIES (INTEREST BEARING)

No. 1	$200,000,000
     CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of Nova Scotia, as the lender (in such capacity, the “Lender”) under the Letter of Credit Reimbursement Agreement dated as of November 30, 2007 between the Company and the Lender (as amended or otherwise modified from time to time, the “Reimbursement Agreement”), or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) or such lesser principal amount as shall be equal to the aggregate amount of obligations (the “Reimbursement Obligations”) of the Company then outstanding under the Reimbursement Agreement to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under Letters of Credit (as defined in the Reimbursement Agreement) included in the Liabilities (as defined in the Reimbursement Agreement) outstanding on the Termination Date (as defined in the Reimbursement Agreement) (the “Maturity Date”), but not in excess, however, of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of redemption of this bond, until the redemption date, or, in the event of default in the payment of the principal hereof, until the Company’s obligations with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined on the reverse hereof). Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding November 30, 2007. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the immediately preceding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, (A)“Business Day” shall mean any day, other than a Saturday or Sunday, on which banks generally are open in New

York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system; (B) “Interest Payment Date” shall mean each date on which Liabilities constituting interest and/or fees are due and payable from time to time pursuant to the Reimbursement Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Liabilities constituting interest and fees due under the Reimbursement Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.
     Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Jackson, Michigan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

     IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

CONSUMERS ENERGY COMPANY

Dated:

By
Printed
Title

Attest:

TRUSTEE’S AUTHENTICATION CERTIFICATE
     This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, Trustee

By
Authorized Officer

[REVERSE]
CONSUMERS ENERGY COMPANY
FIRST MORTGAGE BOND
2007-2 COLLATERAL SERIES (INTEREST BEARING)
     This bond is one of the bonds of a series designated as First Mortgage Bonds, 2007-2 Collateral Series (Interest Bearing) (sometimes herein referred to as the “2007-2 Collateral Bonds”) issued under and in accordance with and secured by an Indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (The Bank of New York, successor) (hereinafter sometimes referred to as the “Trustee”), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.
     The 2007-2 Collateral Bonds are to be issued and delivered to the Lender in order to evidence and secure the obligation of the Company under the Reimbursement Agreement to make payments to the Lender under the Reimbursement Agreement and to provide the Lender the benefit of the lien of the Indenture with respect to the 2007-2 Collateral Bonds.
     The obligation of the Company to make payments with respect to the principal of 2007-2 Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due Reimbursement Obligations included in the Liabilities shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Reimbursement Obligations means that if any payment is made on the Reimbursement Obligations, a corresponding payment obligation with respect to the principal of the 2007-2 Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the Reimbursement Obligations discharges the outstanding obligation with respect to such Reimbursement Obligations. No such payment of principal shall reduce the principal amount of the 2007-2 Collateral Bonds.
     The obligation of the Company to make payments with respect to the interest on 2007-2 Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees under the Reimbursement Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees under the Reimbursement Agreement means that if any payment is made on the interest and/or fees under the Reimbursement Agreement, a corresponding payment obligation with respect to the interest on the 2007-2 Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the Reimbursement Obligations discharges the outstanding obligation with respect to such Reimbursement Obligations.
     The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Lender stating (i) that timely payment of principal and interest on the 2007-2 Collateral Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Lender in connection with the Liabilities pursuant to the Reimbursement Agreement, and (iii) the amount of the arrearage.
     If a Default (as defined in the Reimbursement Agreement) with respect to the payment of the principal of the Reimbursement Obligations shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the principal of the 2007-2 Collateral Bonds equal to the amount of such unpaid Reimbursement Obligations (but in no event in excess of the principal amount of the 2007-2 Collateral Bonds). If a Default (as defined in the Reimbursement Agreement) with respect to the payment of interest on the Reimbursement Obligations or any fees shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the interest on the 2007-2 Collateral Bonds equal to the amount of such unpaid interest or fees.
     This bond is not redeemable except upon written demand of the Lender following the occurrence of a Default under the Reimbursement Agreement and the acceleration of the Liabilities, as provided in Section 10.2 of the Reimbursement Agreement. This bond is not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or with the proceeds of released property.
     In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds the holders of which are required to approve any such supplemental indenture.
     The Company reserves the right, without any consent, vote or other action by holders of the 2007-2 Collateral Bonds or any other series created after the Sixty-eighth Supplemental Indenture, to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.
     No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.
     This bond shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.
     The Lender shall surrender this bond to the Trustee when all of the Reimbursement Obligations and interest thereon arising under the Reimbursement Agreement, and all of the fees payable pursuant to the Reimbursement Agreement with respect to the Liabilities shall have been duly paid, and the Reimbursement Agreement shall have been terminated.
[END OF FORM OF REGISTERED BOND
OF THE 2007-2 COLLATERAL BONDS]

     AND WHEREAS all acts and things necessary to make the 2007-2 Collateral Bonds (the “Collateral Bonds”), when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;
     NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $200,000,000 principal amount of the Collateral Bonds and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alien and convey unto The Bank of New York, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 11 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture.
     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.
     SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in Section 1.02 of the Indenture, and subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition. TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

     BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof.
     AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:
     SECTION 1. There is hereby created a series of bonds (the “2007-2 Collateral Bonds”) designated as hereinabove provided, which shall also bear the descriptive title “First Mortgage Bond”, and the forms thereof shall be substantially as hereinbefore set forth (collectively, the “Sample Bond”). The 2007-2 Collateral Bonds shall be issued in the aggregate principal amount of $200,000,000, shall mature on the Termination Date (as such term is defined in the Reimbursement Agreement) and shall be issued only as registered bonds without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of the Collateral Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The Collateral Bonds are to be issued to and registered in the name of the Lender under the Reimbursement Agreement (as such terms are defined in the Sample Bonds) to evidence and secure any and all Liabilities (as such term is defined in the Reimbursement Agreement) of the Company under the Reimbursement Agreement.
     The 2007-2 Collateral Bonds shall bear interest as set forth in the Sample Bond. The principal of and the interest on said bonds shall be payable as set forth in the Sample Bond.
     The obligation of the Company to make payments with respect to the principal of 2007-2 Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due Reimbursement Obligations included in the Liabilities shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Reimbursement Obligations means that if any payment is made on the Reimbursement Obligations, a corresponding payment obligation with respect to the principal of the 2007-2 Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the Reimbursement Obligations discharges the outstanding obligation with respect to such Reimbursement Obligations. No such payment of principal shall reduce the principal amount of the 2007-2 Collateral Bonds.
     The obligation of the Company to make payments with respect to interest on 2007-2 Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees under the Reimbursement Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees under the Reimbursement Agreement means that if any payment is made on the interest and/or fees under the Reimbursement Agreement, a corresponding payment obligation with respect to the interest on the 2007-2 Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the interest and/or fees discharges the outstanding obligation with respect to such interest and/or fees.
     The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the Collateral Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Lender stating (i) that timely payment of principal and interest on the 2007-2 Collateral Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Lender pursuant to the Reimbursement Agreement, and (iii) the amount of the arrearage.
     The Collateral Bonds shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.
     SECTION 2. The Collateral Bonds are not redeemable by the operation of the maintenance and replacement provisions of this Indenture or with the proceeds of released property.
     SECTION 3. Upon the occurrence of a Default under the Reimbursement Agreement and the acceleration of the Liabilities, the Collateral Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Lender stating that there has occurred under the Reimbursement Agreement both a Default and a declaration of acceleration of the Liabilities and demanding redemption of the Collateral Bonds (including a description of the amount of Reimbursement Obligations, interest and fees which comprise such Liabilities). The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the Collateral Bonds by the Lender to the Trustee, the Collateral Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Liabilities.

     SECTION 4. The Company reserves the right, without any consent, vote or other action by the holder of the Collateral Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend Section 17.02 to read as follows:
     SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections 16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.
     Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.
     It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.
     Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     SECTION 5. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
     SECTION 6. Nothing contained in this Supplemental Indenture shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended as above set forth, the Company, the Trustee and the Lender, any right or interest to avail himself of any benefit under any provision of the Indenture, as so supplemented and amended.
     SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the sixth, seventh and eighth recitals hereof), all of which recitals and statements are made solely by the Company.
     SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
     SECTION 9. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such notice. “Business Day” means, with respect to this Section 9, any day, other than a Saturday or Sunday, on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.
     SECTION 10. This Supplemental Indenture and the Collateral Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.
     SECTION 11. Detailed Description of Property Mortgaged:
I.
ELECTRIC GENERATING PLANTS AND DAMS
     All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all powerhouses, buildings, reservoirs, dams, pipelines, flumes, structures and works and the land on which the same are situated and all water rights and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.
II.
ELECTRIC TRANSMISSION LINES
     All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for or relating to the construction, maintenance or operation of certain transmission lines, the land and rights for which are owned by the Company, which are either not built or now being constructed.
III.
ELECTRIC DISTRIBUTION SYSTEMS
     All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.
IV.
ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES
     All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.
V.
GAS COMPRESSOR STATIONS, GAS PROCESSING PLANTS, DESULPHURIZATION
STATIONS, METERING STATIONS, ODORIZING STATIONS, REGULATORS AND
SITES
     All the compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such purposes, with sites to be used for such purposes.
VI.
GAS STORAGE FIELDS
     The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; in the Northville Gas Storage Field located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; in the Swan Creek Gas Storage Field, located in the Township of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair, Michigan.
VII.
GAS TRANSMISSION LINES
     All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipelines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, right of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

VIII.
GAS DISTRIBUTION SYSTEMS
     All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.
IX.
OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.
     All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.
X.
TELEPHONE PROPERTIES AND
RADIO COMMUNICATION EQUIPMENT
     All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, used or available for use in the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all radio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

XI.
OTHER REAL PROPERTY
     All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:
ALCONA COUNTY
Certain land in Caledonia Township, Alcona County, Michigan described as:
     The East 330 feet of the South 660 feet of the SW 1/4 of the SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09’ 30” E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09’ 30” W, 330 feet, thence East 264 feet, thence S 02 degrees 09’ 30” W, 330 feet to the place of beginning.
ALLEGAN COUNTY
Certain land in Lee Township, Allegan County, Michigan described as:
The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.
ALPENA COUNTY
Certain land in Wilson and Green Townships, Alpena County, Michigan described as:
     All that part of the S’ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.
ANTRIM COUNTY
Certain land in Mancelona Township, Antrim County, Michigan described as:

     The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.
ARENAC COUNTY
Certain land in Standish Township, Arenac County, Michigan described as:
     A parcel of land in the SW 1/4 of the NW 1/4 of Section 12, T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26’ 00” E along the East and West 1/4 line of said section, 660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26’ 00” W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26’ 00” W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section, 50.0 feet to the place of beginning.
BARRY COUNTY
Certain land in Johnstown Township, Barry County, Michigan described as:
     A strip of land 311 feet in width across the SW 1/4 of the NE 1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E 1/4 post of said section; run thence N 00 degrees 55’ 00” E along the East line of said section, 555.84 feet; thence N 59 degrees 36’ 20” W, 1375.64 feet; thence N 88 degrees 30’ 00” W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30’ 00” W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39’35” W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N’ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30’ 00” E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47’ 20” E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

BAY COUNTY
Certain land in Frankenlust Township, Bay County, Michigan described as:
     The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.
BENZIE COUNTY
Certain land in Benzonia Township, Benzie County, Michigan described as:
     A parcel of land in the Northeast 1/4 of Section 7, Township 26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.
BRANCH COUNTY
Certain land in Girard Township, Branch County, Michigan described as:
     A parcel of land in the NE 1/4 of Section 23 T5S, R6W, described as beginning at a point on the North and South quarter line of said section at a point 1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees21’E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees21’W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.
CALHOUN COUNTY
Certain land in Convis Township, Calhoun County, Michigan described as:
     A parcel of land in the SE 1/4 of the SE 1/4 of Section 32, T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39’ 52” W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39’ 52” E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)
CASS COUNTY
     Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:
The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S, R13W.
CHARLEVOIX COUNTY
Certain land in South Arm Township, Charlevoix County, Michigan described as:
     A parcel of land in the SW 1/4 of Section 29, T32N, R7W, described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section 788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30’ 19” E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29’ 30” W, along said South line of said section 442.1 feet to the place of beginning.
CHEBOYGAN COUNTY
Certain land in Inverness Township, Cheboygan County, Michigan described as:
     A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.
CLARE COUNTY
Certain land in Frost Township, Clare County, Michigan described as:
     The East 150 feet of the North 225 feet of the NW 1/4 of the NW 1/4 of Section 15, T20N, R4W.
CLINTON COUNTY
Certain land in Watertown Township, Clinton County, Michigan described as:

     The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.
CRAWFORD COUNTY
Certain land in Lovells Township, Crawford County, Michigan described as:
     A parcel of land in Section 1, T28N, R1W, described as: Commencing at NW corner said section; thence South 89 degrees53’30” East along North section line 105.78 feet to point of beginning; thence South 89 degrees53’30” East along North section line 649.64 feet; thence South 55 degrees 42’30” East 340.24 feet; thence South 55 degrees 44’ 37” “East 5,061.81 feet to the East section line; thence South 00 degrees 00’ 08” “West along East section line 441.59 feet; thence North 55 degrees 44’ 37” West 5,310.48 feet; thence North 55 degrees 42’30” West 877.76 feet to point of beginning.
EATON COUNTY
Certain land in Eaton Township, Eaton County, Michigan described as:
     A parcel of land in the SW 1/4 of Section 6, T2N, R4W, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence N 89 degrees 51’ 30” E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51’ 30” E, 500 feet; thence N 00 degrees 50’ 00” W, 600 feet; thence S 89 degrees 51’ 30” W parallel with the South line of said section 500 feet; thence S 00 degrees 50’ 00” E, 600 feet to the place of beginning.
EMMET COUNTY
Certain land in Wawatam Township, Emmet County, Michigan described as:
     The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 23, T39N, R4W.
GENESEE COUNTY
Certain land in Argentine Township, Genesee County, Michigan described as:
     A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:
     Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees42’56”W and 50 feet measured S88 degrees14’04”W from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees14’04”W a distance of 550 feet; thence N01 degrees42’56”W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees14’04”E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees42’56”E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.
GLADWIN COUNTY
Certain land in Secord Township, Gladwin County, Michigan described as:
     The East 400 feet of the South 450 feet of Section 2, T19N, R1E.
GRAND TRAVERSE COUNTY
Certain land in Mayfield Township, Grand Traverse County, Michigan described as:
     A parcel of land in the Northwest 1/4 of Section 3, T25N, R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees19’15” E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees19’15” W 225 feet to the West line of said section and the center line of Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.
GRATIOT COUNTY
Certain land in Fulton Township, Gratiot County, Michigan described as:
     A parcel of land in the NE 1/4 of Section 7, Township 9 North, Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of George Street; thence West along the North line of George Street 100 feet to place of beginning.
HILLSDALE COUNTY
Certain land in Litchfield Village, Hillsdale County, Michigan described as:
     Lot 238 of Assessors Plat of the Village of Litchfield.

HURON COUNTY
     Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:
     The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.
INGHAM COUNTY
Certain land in Vevay Township, Ingham County, Michigan described as:
     A parcel of land 660 feet wide in the Southwest 1/4 of Section 7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees54’45” East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees54’45” East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees07’20” West 1461.71 feet; thence North 89 degrees34’58” West 660.00 feet; thence North 00 degrees07’20” East 1457.91 feet to the centerline of Sitts Road and the place of beginning.
IONIA COUNTY
Certain land in Sebewa Township, Ionia County, Michigan described as:
     A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:
     To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05’ 38” W along the East line of said section, 1218.43 feet; thence S 67 degrees 18’ 24” W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18’ 24” W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N’ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees 04’ 47” E along said North and South 1/4 line of said section, 303.67 feet; thence N 67 degrees 18’ 24” E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00’ 26” E along said East 1/8 line of said section, 303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05’ 38” W.)

IOSCO COUNTY
Certain land in Alabaster Township, Iosco County, Michigan described as:
     A parcel of land in the NW 1/4 of Section 34, T21N, R7E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North 165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.
ISABELLA COUNTY
Certain land in Chippewa Township, Isabella County, Michigan described as:
     The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29, T14N, R3W.
JACKSON COUNTY
Certain land in Waterloo Township, Jackson County, Michigan described as:
     A parcel of land in the North fractional part of the N fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03’ 40” E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32’ 00” W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59’ 25” W along the North and South 1/4 line of said section 22.38 feet to the North 1/8 line of said section; thence S 89 degrees 59’ 10” W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46’ 00” W along the center line of said State Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55’ 10” E along the West line of said section 74.35 feet; thence S 89 degrees 32’ 00” E, 5356.02 feet to the East line of said section; thence S 01 degrees 03’ 40” W along the East line of said section 250 feet to the place of beginning.

KALAMAZOO COUNTY
Certain land in Alamo Township, Kalamazoo County, Michigan described as:
     The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16, T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36’ 55” W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36’ 55” W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33’ 40” E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38’ 25” E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33’ 40” W, 1325.25 feet to the place of beginning.
KALKASKA COUNTY
Certain land in Kalkaska Township, Kalkaska County, Michigan described as:
     The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.
KENT COUNTY
Certain land in Caledonia Township, Kent County, Michigan described as:
     A parcel of land in the Northwest fractional 1/4 of Section 15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59’ 26” E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59’ 26” E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58’ 30” W 2510.90 feet to a point herein designated “Point A” on the East bank of the Thornapple River, thence continuing S 88 degrees 53’ 30” W to the center thread of the Thornapple River, thence NW’ly along the center thread of said Thornapple River to a point which said point is S 88 degrees 58’ 30” W of a point on the East bank of the Thornapple River herein designated “Point

B”, said “Point B” being N 23 degrees 41’ 35” W 360.75 feet from said above-described “Point A”, thence N 88 degrees 58’ 30” E to said “Point B”, thence continuing N 88 degrees 58’ 30” E 2650.13 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59’ 55” W.)
LAKE COUNTY
Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:
     A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.
LAPEER COUNTY
Certain land in Hadley Township, Lapeer County, Michigan described as:
     The South 825 feet of the W 1/2 of the SW 1/4 of Section 24, T6N, R9E, except the West 1064 feet thereof.
LEELANAU COUNTY
Certain land in Cleveland Township, Leelanau County, Michigan described as:
     The North 200 feet of the West 180 feet of the SW 1/4 of the SE 1/4 of Section 35, T29N, R13W.
LENAWEE COUNTY
Certain land in Madison Township, Lenawee County, Michigan described as:
     A strip of land 165 feet wide off the West side of the following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

LIVINGSTON COUNTY
Certain land in Cohoctah Township, Livingston County, Michigan described as:
     Parcel 1
     The East 390 feet of the East 50 rods of the SW 1/4 of Section 30, T4N, R4E.
     Parcel 2
     A parcel of land in the NW 1/4 of Section 31, T4N, R4E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13’ 06” W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52’ 49” W, 2167.87 feet; thence N 88 degrees 59’ 49” W, 60 feet; thence N 00 degrees 52’ 49” E, 2167.66 feet to the North line of said section; thence S 89 degrees 13’ 06” E along said North line of said section, 60 feet to the place of beginning.
MACOMB COUNTY
Certain land in Macomb Township, Macomb County, Michigan described as:
     A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner’s Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.
MANISTEE COUNTY
Certain land in Manistee Township, Manistee County, Michigan described as:
     A parcel of land in the SW 1/4 of Section 20, T22N, R16W, described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.
MASON COUNTY
Certain land in Riverton Township, Mason County, Michigan described as:
     Parcel 1
     The South 10 acres of the West 20 acres of the S 1/2 of the NE 1/4 of Section 22, T17N, R17W.
     Parcel 2
     A parcel of land containing 4 acres of the West side of highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW 1/4 of Section 22, T17N, R17W, running thence South 64 rods, thence NE’ly and N’ly and NW’ly along the W’ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E’ly line of said above described land.
MECOSTA COUNTY
Certain land in Wheatland Township, Mecosta County, Michigan described as:
     A parcel of land in the SW 1/4 of the SW 1/4 of Section 16, T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.
MIDLAND COUNTY
Certain land in Ingersoll Township, Midland County, Michigan described as:
     The West 200 feet of the W 1/2 of the NE 1/4 of Section 4, T13N, R2E.
MISSAUKEE COUNTY
Certain land in Norwich Township, Missaukee County, Michigan described as:
     A parcel of land in the NW 1/4 of the NW 1/4 of Section 16, T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01’ 45” E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01’ 45” W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)
MONROE COUNTY
Certain land in Whiteford Township, Monroe County, Michigan described as:
     A parcel of land in the SW1/4 of Section 20, T8S, R6E, described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50’ 35” E, 250 feet; thence East 100 feet; thence S 00 degrees 50’ 35” W parallel with and 16.5 feet distant W’ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.
MONTCALM COUNTY
Certain land in Crystal Township, Montcalm County, Michigan described as:
     The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.
MONTMORENCY COUNTY
Certain land in the Village of Hillman, Montmorency County, Michigan described as:
     Lot 14 of Hillman Industrial Park, being a subdivision in the South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.
MUSKEGON COUNTY
Certain land in Casnovia Township, Muskegon County, Michigan described as:
     The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.
NEWAYGO COUNTY
Certain land in Ashland Township, Newaygo County, Michigan described as:
     The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

OAKLAND COUNTY
Certain land in Wixcom City, Oakland County, Michigan described as:
     The E 75 feet of the N 160 feet of the N 330 feet of the W 526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said Section 8, thence N 87 degrees 14’ 29” E along the North line of said Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14’ 29” E along said North section line a distance of 75.0 feet to the East line of the West 526.84 feet of the NW 1/4 of the NW 1/4 of said Section 8; thence S 02 degrees 37’ 09” E along said East line a distance of 160.0 feet; thence S 87 degrees 14’ 29” W a distance of 75.0 feet; thence N 02 degrees 37’ 09” W a distance of 160.0 feet to the place of beginning.
OCEANA COUNTY
Certain land in Crystal Township, Oceana County, Michigan described as:
     The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.
OGEMAW COUNTY
Certain land in West Branch Township, Ogemaw County, Michigan described as:
     The South 660 feet of the East 660 feet of the NE 1/4 of the NE 1/4 of Section 33, T22N, R2E.
OSCEOLA COUNTY
Certain land in Hersey Township, Osceola County, Michigan described as:
     A parcel of land in the North 1/2 of the Northeast 1/4 of Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54’ 20” E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17’ 05” W along the North 1/8 line 330.89 feet; thence N 01 degrees 54’ 20” W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.
OSCODA COUNTY
Certain land in Comins Township, Oscoda County, Michigan described as:

     The East 400 feet of the South 580 feet of the W 1/2 of the SW 1/4 of Section 15, T27N, R3E.
OTSEGO COUNTY
Certain land in Corwith Township, Otsego County, Michigan described as:
     Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W, described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04’ 06” E along the North line of said section, 330.00 feet; thence S 00 degrees 28’ 43” E, 400.00 feet; thence N 89 degrees 04’ 06” W, 330.00 feet to the North and South 1/4 line of said section; thence N 00 degrees 28’ 43” W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N’ly 33.00 feet thereof for highway purposes.
OTTAWA COUNTY
Certain land in Robinson Township, Ottawa County, Michigan described as:
     The North 660 feet of the West 660 feet of the NE 1/4 of the NW 1/4 of Section 26, T7N, R15W.
PRESQUE ISLE COUNTY
     Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:
     Part of the South half of the Northeast quarter, Section 24, T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East 1/4 corner of said Section 24; thence N 00 degrees15’47” E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees15’36” W, 400.00 feet, parallel with the North 1/8 line of said Section 24; thence N 00 degrees15’47” E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees15’36”E, 800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees15’47” W, 800.00 feet, parallel with said East line of Section 24; thence S 88 degrees15’36” W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.
     Together with a 33 foot easement along the West 33 feet of the Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

ROSCOMMON COUNTY
Certain land in Gerrish Township, Roscommon County, Michigan described as:
     A parcel of land in the NW 1/4 of Section 19, T24N, R3W, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01’ E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01’ W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.
SAGINAW COUNTY
Certain land in Chapin Township, Saginaw County, Michigan described as:
     A parcel of land in the SW 1/4 of Section 13, T9N, R1E, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek; thence S 70 degrees 07’ 00” E along said center line of said creek 196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.
SANILAC COUNTY
     Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:
     The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N, R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.
SHIAWASSEE COUNTY
Certain land in Burns Township, Shiawassee County, Michigan described as:
     The South 330 feet of the E 1/2 of the NE 1/4 of Section 36, T5N, R4E.
ST. CLAIR COUNTY
Certain land in Ira Township, St. Clair County, Michigan described as:

     The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.
ST. JOSEPH COUNTY
Certain land in Mendon Township, St. Joseph County, Michigan described as:
     The North 660 feet of the West 660 feet of the NW 1/4 of SW 1/4, Section 35, T5S, R10W.
TUSCOLA COUNTY
Certain land in Millington Township, Tuscola County, Michigan described as:
     A strip of land 280 feet wide across the East 96 rods of the South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of Section 3, T9N, R8E, thence S 89 degrees 55’ 35” W along the South line of said Section 34 a distance of 329.65 feet, thence N 18 degrees 11’ 50” W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11’ 50” W a distance of 349.91 feet; thence N 89 degrees 57’ 01” W a distance of 294.80 feet; thence S 18 degrees 11’ 50” E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58’ 29” E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.
VAN BUREN COUNTY
Certain land in Covert Township, Van Buren County, Michigan described as:
     All that part of the West 20 acres of the N 1/2 of the NE fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29’ 20” E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29’ 20” E along said North line of said section 288.29 feet; thence S 00 degrees 44’ 00” E, 1531.92 feet; thence S 89 degrees 33’ 30” W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44’ 00” W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29’ 20” E, 280.5 feet; thence N 00 degrees 44’ 00” W, 1320 feet to the North line of said section and the place of beginning.
WASHTENAW COUNTY
Certain land in Manchester Township, Washtenaw County, Michigan described as:

     A parcel of land in the NE 1/4 of the NW 1/4 of Section 1, T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22’ 20” E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22’ 20” E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36’ 57” E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees22’ 20” W, 660 feet; thence S 86 degrees 36’ 57” W, 660.91 feet to the place of beginning.
WAYNE COUNTY
     Certain land in Livonia City, Wayne County, Michigan described as:
     Commencing at the Southeast corner of Section 6, T1S, R9E; thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet; thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.
WEXFORD COUNTY
     Certain land in Selma Township, Wexford County, Michigan described as:
     A parcel of land in the NW 1/4 of Section 7, T22N, R10W, described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.
     SECTION 12. The Company is a transmitting utility under Section 9501(2) of the Michigan Uniform Commercial Code (M.C.L. 440.9501(2)) as defined in M.C.L. 440.9102(1)(aaaa).
     IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board, President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and The Bank of New York, as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by an Assistant Treasurer, in several counterparts, all as of the day and year first above written.

CONSUMERS ENERGY COMPANY

(SEAL)	By

Name

Attest:	Title

Joyce H. Norkey
Assistant Secretary

Signed, sealed and delivered
by CONSUMERS ENERGY COMPANY
in the presence of

Kimberly C. Wilson

Sammie B. Dalton

STATE OF MICHIGAN	)
ss.
COUNTY OF JACKSON	)
     The foregoing instrument was acknowledged before me this ___day of                     , 2007, by                                         ,                                          of CONSUMERS ENERGY COMPANY, a Michigan corporation, on behalf of the corporation.

Margaret Hillman, Notary Public
[SEAL]	Jackson County, Michigan
My Commission Expires:
S-1

THE BANK OF NEW YORK, AS TRUSTEE

(SEAL)	By

L. O’Brien
Attest:		Vice President

Assistant Treasurer

Signed, sealed and delivered
by THE BANK OF NEW YORK
in the presence of

STATE OF NEW YORK	)
ss.
COUNTY OF NEW YORK	)
          The foregoing instrument was acknowledged before me this       day of                     , 2007, by L. O’Brien, a Vice President of THE BANK OF NEW YORK, a New York banking corporation, on behalf of the bank, as trustee.

Notary Public

[Seal]	New York County, New York
My Commission Expires:

Prepared by:	When recorded, return to:
Kimberly C. Wilson	Consumers Energy Company
One Energy Plaza	Business Services Real Estate Dept.
Jackson, MI 49201	Attn: Nancy Fisher EP7-439
One Energy Plaza
Jackson, MI 4920

S-2

SCHEDULE 1
FEES
     The Commitment Fee Rate and the LC Commission Fee Rate shall be determined pursuant to the table below.

		Commitment Fee Rate	LC Commission Fee Rate
	Specified Rating	(per annum)	(per annum)

Level 1	A-/A-/A3	6.0 bps	25.0 bps
Level 2	BBB+/BBB+Baa1	7.0 bps	30.0 bps
Level 3	BBB/BBB/Baa2	9.0 bps	37.5 bps
Level 4	BBB-/BBB-/Baa3	12.5 bps	55.0 bps
Level 5	BB+/BB+/Ba1	17.5 bps	82.5 bps
Level 6	≤BB/BB/Ba2	22.5 bps	122.5 bps
     The “Rating” from S&P, Fitch or Moody’s shall mean (a) at any time prior to the FMB Release Date, the rating issued by such rating agency and then in effect with respect to the Senior Debt, and (b) at any time thereafter, the rating issued by such rating agency and then in effect with respect to the Company’s senior unsecured long-term debt (without credit enhancement).
     (a) If each of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be (i) if two of such Ratings are the same, such Ratings; and (ii) if all such Ratings are different, the middle of such Ratings.
     (b) If only two of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be the higher of such Ratings; provided that if a split of greater than one ratings category occurs between such Ratings, the Specified Rating shall be the ratings category that is one category below the higher of such Ratings.
     (c) If only one of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be such Rating.
     (d) If none of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be BB/BB/Ba2.

EXHIBIT A
FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT B
FORM OF BOND DELIVERY AGREEMENT
BOND DELIVERY AGREEMENT
CONSUMERS ENERGY COMPANY
to
THE BANK OF NOVA SCOTIA
Dated as of November 30, 2007

Relating to
First Mortgage Bonds,
2007-2 Collateral Series (Interest Bearing)

     THIS BOND DELIVERY AGREEMENT (this “Agreement”), dated as of November 30, 2007, is entered into between Consumers Energy Company (the “Company”) and The Bank of Nova Scotia (the “Bank”) pursuant to the Letter of Credit Reimbursement Agreement (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”) dated as of November 30, 2007 between the Company and the Bank. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Reimbursement Agreement.
     Whereas, the Company has entered into the Reimbursement Agreement and may from time to time make borrowings thereunder in accordance with the provisions thereof;
     Whereas, the Company has established its First Mortgage Bonds, 2007-2 Collateral Series (Interest Bearing) in the aggregate principal amount of $200,000,000 (the “Bonds”), to be issued under and in accordance with the One Hundred Sixth Supplemental Indenture dated as of November 30, 2007 (the “Supplemental Indenture”) to the Indenture of the Company to The Bank of New York dated as of September 1, 1945 (as amended and supplemented, the “Indenture”); and
     Whereas, the Company proposes to issue and deliver to the Bank the Bonds in order to provide the Bonds as evidence of (and the benefit of the lien of the Indenture with respect to the Bonds for) the Liabilities of the Company arising under the Reimbursement Agreement.
     Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Bank hereby agree as follows:
ARTICLE I
The Bonds
Section 1.1 Delivery of Bonds.
     In order to provide the Bonds as evidence of (and through the Bonds the benefit of the Lien of the Indenture for) the Liabilities of the Company under the Reimbursement Agreement as aforesaid, the Company hereby delivers to the Bank the Bonds in the aggregate principal amount of $200,000,000, maturing on the earlier of (a) November 28, 2008 or such later date as may be fixed as the “Termination Date” under and as defined in the Reimbursement Agreement and (b) the “FMB Release Date” (as defined by reference to the Reimbursement Agreement) and bearing interest as provided in the Supplemental Indenture. The obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of payment by the Company of the Liabilities, all as set forth in the Bonds and in Section 1 of the Supplemental Indenture.
     The Bonds are registered in the name of the Bank and shall be owned and held by the Bank, and the Company shall have no interest therein. The Bank shall be entitled to exercise all rights of bondholders under the Indenture with respect to the Bonds.
     The Bank hereby acknowledges receipt of the Bonds.
Section 1.2 Payments on the Bonds.

2

     Any payments received by the Bank on account of the principal of or interest on the Bonds shall be deemed to be and treated in all respects as payments of the Liabilities.
ARTICLE II
No Transfer of Bonds; Surrender of Bonds
Section 2.1 No Transfer of the Bonds.
     The Bank shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor letter of credit issuer under the Reimbursement Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Indenture or any other transfer agent thereunder.
Section 2.2 Surrender of Bonds.
     (a) The Bank shall forthwith surrender to or upon the order of the Company all Bonds held by it at the first time at which the Commitment shall have been terminated, all Letters of Credit have been terminated or expired and all Liabilities shall have been paid in full.
     (b) Upon any permanent reduction in the Commitment pursuant to the terms of the Reimbursement Agreement, the Bank shall forthwith surrender to or upon the order of the Company Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of Bonds held by the Bank over the Commitment.
ARTICLE III
Governing Law
     This Agreement shall construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.
[SIGNATURE PAGE FOLLOWS]

3

     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and delivered as of the date first above written.

CONSUMERS ENERGY COMPANY

Name:
Title:

THE BANK OF NOVA SCOTIA

Name:
Title:

4